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Exhibit 10.39

ASSET CONTRIBUTION AGREEMENT

DATED AS OF JUNE 15, 2006

BY AND AMONG

DOUGLAS EMMETT, INC.,

DERA ACQUISITION, LLC,

DECO ACQUISITION, LLC,

DERF 2005 ACQUISITION, LLC

AND

DOUGLAS EMMETT PROPERTIES, LP

i

ASSET CONTRIBUTION AGREEMENT

        THIS ASSET CONTRIBUTION AGREEMENT is made and entered into as of June 15, 2006 (this "Agreement"), by and among Douglas Emmett, Inc., a Maryland corporation (the "REIT"), Douglas Emmett Properties, LP, a Delaware limited partnership (the "Operating Partnership") and subsidiary of the REIT, and DERA Acquisition, LLC ("DERA Acquisition") and DECO Acquisition, LLC ("DECO Acquisition"), each a California limited liability company to be formed and become a party to this Agreement prior to the Closing Date and to be wholly owned by the REIT, and DERF 2005 Acquisition, LLC ("DERF 2005 Acquisition" and, together with the DECO Acquisition and DERA Acquisition, the "Contributors" and each a "Contributor"), a Maryland limited liability company to be formed and become a party to this Agreement prior to the Closing Date and to be wholly owned by the REIT. Certain capitalized terms are defined in Section 4.01 of this Agreement.

RECITALS

        WHEREAS, the REIT desires to consolidate the ownership of a portfolio of office, residential and other properties currently owned, directly or indirectly, by (i) certain institutional funds and certain investment funds (collectively, the "DERA Funds"), for which Douglas Emmett Realty Advisors, a California corporation ("DERA"), acts as the general partner, and (ii) certain single asset entities (collectively, the "Single Asset Entities") managed by Affiliates of DERA, whereby the REIT will acquire directly or indirectly all of the outstanding interests in the DERA Funds and the Single Asset Entities;

        WHEREAS, the REIT desires to acquire DERA and Douglas, Emmett and Company, a California corporation ("DECO" and, together with DERA, the "Management Companies"), and the Operating Partnership desires to acquire P.L.E. Builders, Inc., a California corporation ("PLE" and, together with the Management Companies, the DERA Funds and the Single Asset Entities, the "Douglas Emmett Entities"; the acquisitions of the equity interests in the Douglas Emmett Entities are referred to as the "Formation Transactions"; and the "Formation Transaction Documentation" means all of the merger agreements and contribution agreements, pursuant to which all of the equity interests in the Douglas Emmett Entities are to be acquired as part of the Formation Transactions);

        WHEREAS, the REIT desires to acquire Douglas Emmett 2005 REIT, Inc. ("DE2005 REIT"), a Maryland corporation and a subsidiary of Douglas Emmett Realty Fund 2005, a California limited partnership;

        WHEREAS, the Formation Transactions relate to the proposed initial public offering (the "IPO") of the common stock, par value $.01 per share (the "Common Stock"), of the REIT, which will operate as a self-administered and self-managed real estate investment trust within the meaning of Section 856 of the Code;

        WHEREAS, concurrently with the execution of this Agreement, (A) the REIT and each of DERA and DECO propose to enter into an agreement and plan of merger (the "Management Company Merger Agreement"), pursuant to which DERA will be merged with and into DERA Acquisition and DECO will be merged with and into DECO Acquisition on the Closing Date, in each case, in consideration of a number of shares ("REIT Shares") of Common Stock, and (B) the REIT will enter into an agreement and plan of merger ("DERF 2005 Merger Agreement") with DERF 2005 and DE2005 REIT, pursuant to which DERF 2005 would first be merged into DE2005 REIT and then the REIT would acquire the interests in DE2005 REIT by merger in consideration of a number of REIT Shares and/or cash;

        WHEREAS, immediately following the Mergers (as defined in the Management Company Merger Agreement), as the case may be, the REIT desires that each of DERA Acquisition and DECO Acquisition contribute to the Operating Partnership all of such Contributor's present and future right, title and interest in the Contributed Assets and the Assumed Liabilities (each as defined below), and the Operating Partnership desires to acquire from such Contributor, all of such Contributor's present and future right, title and interest in such Contributed Assets and Assumed Liabilities, in exchange for units of limited partnership in the Operating Partnership ("OP Units") in a transaction intended to qualify as a tax-free transaction under Section 721 of the Code, subject to the completion of the IPO and the terms and conditions set forth herein;

        WHEREAS, immediately following the REIT Acquisition Merger (as defined in the DERF 2005 Merger Agreement), the REIT desires that DERF 2005 Acquisition contribute to the Operating Partnership all of such Contributor's present and future right, title and interest in DEGA, LLC ("DEGA") and Douglas Emmett Residential 2005, LLC ("DE Residential 2005"), each a Delaware limited liability company and, following the REIT Acquisition Merger, a subsidiary of DERF 2005 Acquisition ("Contributed Interests"), and the Operating Partnership desires to acquire from such Contributor, all of such Contributor's present and future right, title and interest in the Contributed Interests, in exchange for OP Units in a transaction intended to qualify as a tax-free transaction under Section 721 of the Code, subject to the completion of the IPO and the terms and conditions set forth herein; and

        WHEREAS, all necessary approvals have been obtained by each of the Operating Partnership and the REIT, acting on behalf of each of the Contributors, to consummate the transactions contemplated herein.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and other terms contained in this Agreement, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I
CONTRIBUTIONS

        Section 1.01    CONTRIBUTION TRANSACTIONS.     At the Closing and subject to the terms and conditions contained in this Agreement, (A) each of DERA Acquisition and DECO Acquisition hereby assigns, sets over, and transfers to the Operating Partnership, absolutely and unconditionally and free and clear of all Liens, all of its present and future right, title and interest in and to the Contributed Assets and the Assumed Liabilities (each as defined below) in exchange for the consideration set forth in Section 1.02; and (B) DERF 2005 Acquisition hereby assigns, sets over, and transfers to the Operating Partnership, absolutely and unconditionally and free and clear of all Liens, all of its present and future right, title and interest in and to the Contributed Interests in exchange for the consideration set forth in Section 1.02. On and after the Closing Date, (i) the Operating Partnership hereby undertakes, assumes and agrees punctually and faithfully to perform, pay or discharge when due all of the Assumed Liabilities; and (ii) the Operating Partnership accepts the assignment by DERF 2005 Acquisition and agrees to be bound by the terms of the Limited Liability Company Agreement of DEGA, LLC, dated as of January 3, 2005, and the Limited Liability Company Agreement of DE Residential 2005, dated as of                        , 2005 (collectively, the "Operating Agreements"), and undertakes, assumes and agrees punctually and faithfully to perform, pay or discharge when due and otherwise in accordance with its terms, all agreements, covenants, conditions, obligations and liabilities of DERF 2005 Acquisition as a member in DEGA and DE Residential 2005 with respect to the Contributed Interests.

        "Contributed Assets" means all of the rights, assets and other property of the respective Management Company to which each of DERA Acquisition and DECO Acquisition succeeded as a result of the applicable Merger under the Management Company Merger Agreement. "Assumed Liabilities" means all of the debts and liabilities of the respective Management Company to which each of DERA Acquisition and DECO Acquisition, as the case may be, became subject as a result of the applicable Merger under the Management Company Merger Agreement.

        Section 1.02    CONSIDERATION.     At Closing, and subject to the terms and conditions contained in this Agreement, (A) the Operating Partnership shall, in exchange for the respective Contributed Assets contributed by DERA Acquisition and DECO Acquisition, as the case may be, issue to

(i) DERA Acquisition a number of OP Units equal to the number of REIT Shares issued in the DERA Merger (as defined in the Management Company Merger Agreement) and (ii) DECO Acquisition a number of OP Units equal to the number of REIT Shares issued in the DECO Merger (as defined in the Management Company Merger Agreement); and (B) the Operating Partnership shall, in exchange for the Contributed Interests contributed by DERF 2005 Acquisition, issue to DERF 2005 Acquisition a number of OP Units equal to the number of REIT Shares issued in the REIT Acquisition Merger.

        Section 1.03    FURTHER ACTION.     If, at any time after the Closing, the Operating Partnership shall determine or be advised that any deeds, bills of sale, assignments, assurances or other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Operating Partnership the right, title or interest in or to the Contributed Assets or the Contributed Interests or to give effect to the Operating Partnership's assumption of the Assumed Liabilities and to permit the Operating Partnership to exercise any of the franchises, rights, licenses or privileges intended to be vested, perfected or confirmed to the Operating Partnership hereunder, the applicable Contributor or the Operating Partnership, as the case may be, shall execute and deliver all such deeds, bills of sale, assignments and assurances and take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to the Contributed Assets or the Contributed Interests or to so give effect to such assumption of the Assumed Liabilities or to so permit the Operating Partnership to so exercise such franchises, rights, licenses or privileges or otherwise to carry out this Agreement.

        Section 1.04    CALCULATION OF CONSIDERATION.     All calculations relating to the consideration payable pursuant to Section 1.02 shall be performed in good faith by, or under the direction of, the Operating Partnership and shall be final and binding upon the Contributors.

ARTICLE II
CLOSING

        Section 2.01    CONDITIONS PRECEDENT.

        (a)   Condition to Each Party's Obligations. The respective obligation of each party to effect the contributions contemplated by this Agreement and to consummate the other transactions contemplated hereby to occur on the Closing Date is subject to the consummation of the Mergers.

        (b)   Conditions to Obligations of the Operating Partnership. The obligations of the Operating Partnership are further subject to satisfaction of the condition that each of the REIT and the Contributors shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

        (c)   Conditions to Obligations of the Contributors. The obligation of the Contributors to effect the contribution contemplated by this Agreement and to consummate the other transactions contemplated hereby to occur on the Closing Date are further subject to satisfaction of the condition that the Operating Partnership shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

        Section 2.02    TIME AND PLACE.     Unless this Agreement shall have been terminated pursuant to Section 2.05 hereof, and subject to satisfaction or waiver of the conditions in Section 2.01 hereof, the closing of the contribution contemplated by Section 1.01 hereof and the other transactions contemplated hereby shall occur on the day on which the Mergers shall have been consummated (the "Closing" or the "Closing Date"). The Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071 or such other place as determined by the Operating Partnership in its sole discretion. The contribution described in Section 1.01 hereof and all closing deliveries shall be deemed concurrent for all purposes.

        Section 2.03    DELIVERY OF OP UNITS.     The issuance of the consideration payable pursuant to Section 1.02 hereof shall be evidenced by an amendment to the Agreement of Limited Partnership of the Operating Partnership. At the Closing (or as soon as reasonably practicable thereafter), the Operating Partnership shall deliver or cause to be delivered to each Contributor an executed copy of such amendment.

        Section 2.04    CLOSING DELIVERIES.     At the Closing, the parties shall make, execute, acknowledge and deliver any other documents reasonably requested by the Operating Partnership or reasonably necessary or desirable to assign, transfer, convey, contribute and deliver the Contributed Assets, free and clear of all Liens, to give effect to the Operating Partnership's assumption of the Assumed Liabilities and to effectuate the transactions contemplated hereby.

        Section 2.05    TERM OF THE AGREEMENT.     This Agreement shall terminate automatically if (i) the initial registration statement of the REIT for the IPO has not been filed with the Securities and Exchange Commission by December 31, 2006, or (ii) the contributions contemplated herein shall not have been consummated on or prior to April 20, 2007.

ARTICLE III
ADDITIONAL AGREEMENTS

        Subject to the terms of this Agreement, the REIT shall take all reasonable action necessary to cause each Contributor (i) to be formed prior to the Closing and become a party to this Agreement by executing a counterpart of this Agreement where indicated on the signature page hereof (the date of such execution, the "Joinder Date") and (ii) to perform its obligations under this Agreement and to consummate the transactions on the terms and conditions set forth in this Agreement. All covenants, agreements, rights and obligations of each Contributor herein shall become effective as to such Contributor as of its Joinder Date.

ARTICLE IV
GENERAL PROVISIONS

        Section 4.01 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings.

        (a)   "Affiliate" means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        (b)   "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated or issued thereunder.

        (c)   "Liens" means all pledges, claims, liens, charges, restrictions, controls, easements, rights of way, exceptions, reservations, leases, licenses, grants, covenants and conditions, encumbrances and security interests of any kind or nature whatsoever.

        (d)   "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        Section 4.02    COUNTERPARTS.     This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to each other party.

        Section 4.03    ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES.     This Agreement constitutes the entire agreement and supersede each prior agreement and understanding, whether written or oral, among the parties regarding the subject matter of this Agreement. This Agreement is not intended to confer any rights or remedies on any Person other than the parties hereto.

        Section 4.04    GOVERNING LAW.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of any laws that might otherwise govern under applicable principles of conflicts of laws thereof.

        Section 4.05    ASSIGNMENT.     This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no force and effect, except that the Operating Partnership may assign its rights and obligations hereunder to an Affiliate.

        Section 4.06    SEVERABILITY.     Each provision of this Agreement will be interpreted so as to be effective and valid under applicable Law, but if any provision is held invalid, illegal or unenforceable under applicable Law in any jurisdiction, then such invalidity, illegality or unenforceability will not affect any other provision, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been included herein.

        Section 4.07    RULES OF CONSTRUCTION.

        (a)   The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        (b)   The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Unless explicitly stated otherwise herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

        Section 4.08    TIME OF THE ESSENCE.     Time is of the essence with respect to all obligations under this Agreement.

        Section 4.09    DESCRIPTIVE HEADINGS.     The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        Section 4.10    NO PERSONAL LIABILITY CONFERRED.     This Agreement shall not create or permit any personal liability or obligation on the part of any officer, director, partner, employee or shareholder of the Operating Partnership or the Contributors.

        Section 4.11    AMENDMENTS.     This Agreement may be amended by appropriate instrument, without the consent of the Contributors, at any time prior to the Closing Date; provided, that no such amendment, modification or supplement shall be made that alters the amount or changes the form of the consideration to be delivered to the Contributors.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers or representatives, all as of the date first written above.

DOUGLAS EMMETT PROPERTIES, LP
By:	Douglas Emmett, LLC Its General Partner
By:	Douglas Emmett, Inc. Its Sole Member
By:	/s/ JORDAN KAPLAN

Name:	Jordan Kaplan
Title:	Chief Executive Officer
DOUGLAS EMMETT, INC.
By:	/s/ JORDAN KAPLAN

Name:	Jordan Kaplan
Title:	Chief Executive Officer
AGREED AND ACCEPTED as of ,
DECO ACQUISITION, LLC
By:	Douglas Emmett, Inc. Its Sole Member
By:

Name:
Title:
AGREED AND ACCEPTED as of ,
DERA ACQUISITION, LLC
By:	Douglas Emmett, Inc. Its Sole Member
By:

Name:
Title:
AGREED AND ACCEPTED as of ,
DERF 2005 ACQUISITION, LLC
By:	Douglas Emmett, Inc. Its Sole Member
By:

Name:
Title:

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  Exhibit 10.39
TABLE OF CONTENTS
ASSET CONTRIBUTION AGREEMENT
RECITALS
ARTICLE I CONTRIBUTIONS
  Section 1.01 CONTRIBUTION TRANSACTIONS.
  Section 1.02 CONSIDERATION.
  Section 1.03 FURTHER ACTION.
  Section 1.04 CALCULATION OF CONSIDERATION.
ARTICLE II CLOSING
  Section 2.01 CONDITIONS PRECEDENT.
  Section 2.02 TIME AND PLACE.
  Section 2.03 DELIVERY OF OP UNITS.
  Section 2.04 CLOSING DELIVERIES.
  Section 2.05 TERM OF THE AGREEMENT.
ARTICLE III ADDITIONAL AGREEMENTS
ARTICLE IV GENERAL PROVISIONS
  Section 4.02 COUNTERPARTS.
  Section 4.03 ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES.
  Section 4.04 GOVERNING LAW.
  Section 4.05 ASSIGNMENT.
  Section 4.06 SEVERABILITY.
  Section 4.07 RULES OF CONSTRUCTION.
  Section 4.08 TIME OF THE ESSENCE.
  Section 4.09 DESCRIPTIVE HEADINGS.
  Section 4.10 NO PERSONAL LIABILITY CONFERRED.
  Section 4.11 AMENDMENTS.